Stephens Funds®

Prospectus

March 31, 2011

Stephens Small Cap Growth Fund
Class A – STSGX

Stephens Mid Cap Growth Fund
Class A – STMGX

The Securities and Exchange Commission has not approved or disapproved of these securities or determined if this Prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Stephens Funds®
Class A Shares

Stephens Small Cap Growth Fund
Stephens Mid Cap Growth Fund

Table of Contents

SUMMARY SECTION	1
Stephens Small Cap Growth Fund	1
Stephens Mid Cap Growth Fund	6
INVESTMENT OBJECTIVE, STRATEGIES AND RISKS	10
Investment Objectives	10
Principal Investment Strategies	10
Principal Risks	11
Portfolio Holdings Information	13
MANAGEMENT OF THE FUNDS	13
The Advisor	13
Portfolio Managers	14
SHAREHOLDER INFORMATION	14
12b-1 Plan	14
About Class A Shares	15
Share Price	17
How to Purchase Shares	18
How to Redeem Shares	20
Account and Transaction Policies	22
Exchanging Shares	23
Short-Term Trading and Redemption Fees	23
Tools to Combat Frequent Transactions	24
Service Fees and/or Other Third Party Fees	25
DISTRIBUTIONS AND TAXES	25
Dividends and Distributions	25
Tax Consequences	25
INDEX DESCRIPTIONS	27
FINANCIAL HIGHLIGHTS	28
PRIVACY NOTICE	30

Class A Shares

Summary Section

Stephens Small Cap Growth Fund

Investment Objective
The Stephens Small Cap Growth Fund (the “Small Cap Growth Fund”) seeks long-term growth of capital.

Fees and Expenses of the Fund
The table below describes the fees and expenses that you may pay if you buy and hold shares of the Small Cap Growth Fund.  You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Small Cap Growth Fund.  More information about these and other discounts is available from your financial professional, in the section entitled “Class A Sales Charge (Load)” of the Fund’s statutory Prospectus on page 15 and in the section entitled “Additional Purchase and Redemption Information” of the Fund’s Statement of Additional Information (“SAI”) on page B-39.

Shareholder Fees (fees paid directly from your investment)	Class A Shares
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.25%
Maximum deferred sales charge (load) (as a percentage of original purchase price or redemption proceeds, whichever is less)	None
Redemption Fee (as a percentage of amount redeemed within 30 days of purchase)	2.00%

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)	Class A Shares
Management Fees	0.75%
Distribution (12b-1) Fees	0.25%
Other Expenses	0.42%
Total Annual Fund Operating Expenses	1.42%
Fee Waiver and/or Expense Reimbursement	-0.06%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement(1)(2)	1.36%

(1)	Stephens Investment Management Group, LLC (the “Advisor”) has contractually agreed to reduce its fees and/or pay Fund expenses (excluding the expenses associated with the Small Cap Growth Fund’s investment in other investment companies referred to as “Acquired Fund Fees and Expenses,” interest expense in connection with investment activities, taxes and extraordinary expenses) in order to limit Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement for the Small Cap Growth Fund to 1.35% of the Small Cap Growth Fund’s Class A Shares’ average net assets (the “Expense Cap”). The Expense Cap will remain in effect until at least March 31, 2012. The Advisor is permitted to be reimbursed for fee reductions and/or expense payments made in the prior three fiscal years. Any such reimbursement is subject to Board review and approval. A reimbursement may be requested by the Advisor if the aggregate amount actually paid by the Small Cap Growth Fund toward operating expenses for such fiscal year (taking into account any reimbursement) does not exceed the Expense Cap. The Agreement may be terminated at any time by the Board of Trustees upon 60 days’ notice to the Advisor, or by the Advisor with the consent of the Board.
(2)	The Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement for the Fund do not correlate to the Ratio of Expenses to Average Net Assets provided in the Financial Highlights section of the statutory prospectus, which reflects the operating expenses of the Fund and does not include Acquired Fund Fees and Expenses.

Class A Shares

Example
This example is intended to help you compare the cost of investing in the Small Cap Growth Fund with the cost of investing in other mutual funds.  The example assumes that you invest $10,000 in the Fund for the time periods indicated.  The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same (taking into account the contractual Expense Cap for one year).  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

One Year	Three Years	Five Years	Ten Years
$656	$945	$1,255	$2,133

Portfolio Turnover
The Small Cap Growth Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in annual fund operating expenses or in the example, affect the Small Cap Growth Fund’s performance.  During the most recent fiscal year, the Small Cap Growth Fund’s portfolio turnover rate was 66% of the average value of its portfolio.

Principal Investment Strategies
Under normal market conditions, the Small Cap Growth Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in stocks of small capitalization companies.  The Small Cap Growth Fund considers a company to be a small-cap company if it has a market capitalization, at the time of purchase, of $2.5 billion or less.  The Small Cap Growth Fund may invest up to 20% of its net assets in equity securities of issuers that have market capitalizations, at the time of purchase, greater than $2.5 billion.

Most of the assets of the Small Cap Growth Fund will be invested in U.S. common stocks the Advisor believes have clear indicators of future earnings growth, or that demonstrate other potential for growth of capital. The Fund may invest in other equity securities, including convertible debt securities and preferred stock, as well as exchange-traded funds (“ETFs”).  Not all ETFs in which the Fund may invest will be invested exclusively in small-cap companies.  The Fund may also invest in equity index futures, investment grade, non-convertible debt securities, U.S. government securities, high quality money market instruments and money market funds.  In addition, the Fund may invest up to 25% of its net assets in the securities of foreign issuers, including American Depositary Receipts (“ADRs”) and European Depositary Receipts (“EDRs”), including in emerging markets.  In selecting companies for the Fund, the Advisor employs quantitative analysis and fundamental research with a focus on earnings growth.  The Advisor will sell a security when appropriate and consistent with the Small Cap Growth Fund’s investment objective and policies.

Principal Investment Risks
There is the risk that you could lose all or a portion of your investment in the Small Cap Growth Fund.  The following risks could affect the value of your investment:

●	Management Risk: The risk that the Advisor may fail to implement the Fund’s investment strategies and meet its investment objective.
●	General Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably.
●	Equity Market Risk: Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value.
●	Small-Sized Company Risk: Investing in securities of small-sized companies, even indirectly, may involve greater volatility than investing in larger and more established companies.

Class A Shares

●
Foreign Securities Risk:  Foreign securities involve increased risks due to political, social and economic developments abroad, as well as due to differences between U.S. and foreign regulatory practices.  Investments in emerging markets are generally more volatile than investments in developed foreign markets.

●	Growth Style Investment Risk: Growth-oriented funds may underperform when value investing is in favor.
●
Other Investment Companies Risk:  To the extent the Fund invests in shares of other investment companies, you will indirectly bear fees and expenses charged by those investment companies and will be subject to the risks that those investment companies are subject to.

●
Portfolio Turnover Risk:  High portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions and dealer mark-ups and other transaction costs.  This may also result in adverse tax consequences for Fund shareholders.

Performance
The following performance information provides some indication of the risks of investing in the Small Cap Growth Fund.  The bar chart below illustrates how the Small Cap Growth Fund’s total returns have varied from year to year.  The table below illustrates how the Small Cap Growth Fund’s average annual total returns over time compare with a domestic broad-based market index and secondary index provided to offer a broader market perspective.  The Small Cap Growth Fund’s performance, before and after taxes is not necessarily an indication of how the Small Cap Growth Fund will perform in the future.  Updated performance is available on the Small Cap Growth Fund’s website www.stephensfunds.com.

Stephens Small Cap Growth Fund - Class A Shares*
Calendar Year Total Return

*	Calendar Year Total Returns in the bar chart do not reflect sales charges. If sales charges were included, returns would be lower.

Best Quarter	Q2 2009	23.02%
Worst Quarter	Q4 2008	-25.54%

Class A Shares

Average Annual Total Returns as of December 31, 2010
	1 Year	5 Years	Since Inception (12/01/2005)
Stephens Small Cap Growth Fund
Class A Shares
Return Before Taxes	19.78%	3.58%	3.23%
Return After Taxes on Distributions	19.56%	3.54%	3.19%
Return After Taxes on Distributions and Sale of Fund Shares	13.14%	3.07%	2.77%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	15.06%	2.29%	2.02%
Russell 2000® Growth Index (reflects no deduction for fees, expenses or taxes)	29.09%	5.30%	4.78%%

After tax returns are calculated using the historical highest individual federal marginal income tax rates and does not reflect the impact of state and local taxes.  Actual after-tax returns depend on your situation and may differ from those shown.  Furthermore, the after-tax returns shown are not relevant to those who hold their shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts (“IRAs”).

Investment Advisor
Stephens Investment Management Group, LLC.

Portfolio Managers
Ryan Crane is the Chief Investment Officer of the Advisor, and has been the Senior Portfolio Manager for the Small Cap Growth Fund since its inception in 2005.  John Thornton is the Co-Portfolio Manager of the Small Cap Growth Fund and has served as the Co-Portfolio Manager of the Fund since its inception in 2005.  Kelly Ranucci and Sam Chase were named Co-Portfolio Managers of the Small Cap Growth Fund on March 31, 2011 and have served as Senior Equity Analysts since the Fund’s inception in 2005.

Purchase and Sale of Fund Shares
You may purchase, exchange or redeem Small Cap Growth Fund shares on any business day by written request via mail (Stephens Small Cap Growth Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701), by wire transfer, by telephone at (866) 735-7464, or through a financial intermediary.  Purchases and redemptions by telephone are only permitted if you previously established these options on your account.  The minimum initial investment amounts are shown in the table below.

Minimum Investment	To Open Your Account	To Add to Your Account
Regular Accounts	$2,500	$100
Individual Retirement Accounts (“IRAs”)	$1,000	$100
Asset or fee-based accounts managed by your financial advisor	None	None
Eligible employee benefit plans, SEP, and SIMPLE IRA plans	None	None

Tax Information
The Small Cap Growth Fund’s distributions are taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account.

Class A Shares

Payments to Broker-Dealers and Other Financial Intermediaries
If you purchase shares of the Small Cap Growth Fund through a broker-dealer or other financial intermediary (such as a bank), the Small Cap Growth Fund and its related companies may pay the intermediary for the sale of Small Cap Growth Fund shares and related services.  These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Small Cap Growth Fund over another investment.  Ask your salesperson or visit your financial intermediary’s website for more information.

Class A Shares

Summary Section

Stephens Mid Cap Growth Fund

Investment Objective
The Stephens Mid Cap Growth Fund (the “Mid Cap Growth Fund”) seeks long-term growth of capital.

Fees and Expenses of the Fund
The table below describes the fees and expenses that you may pay if you buy and hold shares of the Mid Cap Growth Fund.  You may qualify for sales charge discounts if you and your family invest, or agree to invest in the future, at least $25,000 in the Mid Cap Growth Fund.  More information about these and other discounts is available from your financial professional, in the section entitled “Class A Sales Charge (Load)” of the Fund’s statutory Prospectus on page 15 and in the section entitled “Additional Purchase and Redemption Information” of the Fund’s Statement of Additional Information (“SAI”) on page B-39.

Shareholder Fees (fees paid directly from your investment)	Class A Shares
Maximum sales charge (load) imposed on purchases (as a percentage of offering price)	5.25%
Maximum deferred sales charge (load) (as a percentage of original purchase price or redemption proceeds, whichever is less)	None
Redemption Fee (as a percentage of amount redeemed within 30 days of purchase)	2.00%

Annual Fund Operating Expenses (expenses that you pay each year as a percentage of the value of your investment)	Class A Shares
Management Fees	0.75%
Distribution (12b-1) Fees	0.25%
Other Expenses	1.01%
Total Annual Fund Operating Expenses	2.01%
Fee Waiver and/or Expense Reimbursement	-0.50%
Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement(1)(2)	1.51%

(1)
Stephens Investment Management Group, LLC (the “Advisor”) has contractually agreed to reduce its fees and/or pay Fund expenses (excluding the expenses associated with the Mid Cap Growth Fund’s investment in other investment companies referred to as “Acquired Fund Fees and Expenses,” interest expense in connection with investment activities, taxes and extraordinary expenses) in order to limit Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement for the Mid Cap Growth Fund to 1.50% of the Fund’s Class A Shares’ average net assets (the “Expense Cap”).  The Expense Cap will remain in effect until at least March 31, 2012.  The Advisor is permitted to be reimbursed for fee reductions and/or expense payments made in the prior three fiscal years.  Any such reimbursement is subject to Board review and approval. A reimbursement may be requested by the Advisor if the aggregate amount actually paid by the Fund toward operating expenses for such fiscal year (taking into account any reimbursement) does not exceed the Expense Cap.  The Agreement may be terminated at any time by the Board of Trustees upon 60 days’ notice to the Advisor, or by the Advisor with the consent of the Board.

(2)
The Total Annual Fund Operating Expenses After Fee Waiver and/or Expense Reimbursement for the Fund do not correlate to the Ratio of Expenses to Average Net Assets provided in the Financial Highlights section of the statutory prospectus, which reflects the operating expenses of the Fund and does not include Acquired Fund Fees and Expenses.

Class A Shares

Example
This example is intended to help you compare the cost of investing in the Mid Cap Growth Fund with the cost of investing in other mutual funds.  The example assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The example also assumes that your investment has a 5% return each year and that the Fund’s operating expenses remain the same (taking into account the contractual Expense Cap for one year).  Although your actual costs may be higher or lower, based on these assumptions your costs would be:

One Year	Three Years	Five Years	Ten Years
$671	$1,077	$1,507	$2,702

Portfolio Turnover
The Mid Cap Growth Fund pays transaction costs, such as commissions, when it buys and sells securities (or “turns over” its portfolio).  A higher portfolio turnover rate may indicate higher transaction costs and may result in higher taxes when Fund shares are held in a taxable account.  These costs, which are not reflected in annual fund operating expenses or in the example, affect the Mid Cap Growth Fund’s performance.  During the most recent fiscal year, the Mid Cap Growth Fund’s portfolio turnover rate was 20% of the average value of its portfolio.

Principal Investment Strategies
Under normal market conditions, the Mid Cap Growth Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in stocks of medium capitalization companies.  The Mid Cap Growth Fund considers a company to be a mid-cap company if it has a market capitalization, at the time of purchase, of $1.5 billion to $12.5 billion.  The Mid Cap Growth Fund may invest up to 20% of its net assets in equity securities of issuers that have market capitalizations, at the time of purchase, of less than $1.5 billion or greater than $12.5 billion.

Most of the assets of the Mid Cap Growth Fund will be invested in U.S. common stocks the Advisor believes have clear indicators of future earnings growth, or that demonstrate other potential for growth of capital. The Fund may invest in other equity securities, including convertible debt securities and preferred stock, as well as ETFs.  Not all ETFs in which the Fund may invest will be invested exclusively in mid-cap companies.  The Fund may also invest in equity index futures, investment grade, non-convertible debt securities, U.S. government securities, high quality money market instruments and money market funds.  In addition, the Fund may invest up to 25% of its net assets in the securities of foreign issuers, including ADRs and EDRs, including in emerging markets.  In selecting companies for the Fund, the Advisor employs quantitative analysis and fundamental research with a focus on earnings growth.  The Advisor will sell a security when appropriate and consistent with the Fund’s investment objective and policies.

Principal Investment Risks
There is the risk that you could lose all or a portion of your investment in the Mid Cap Growth Fund.  The following risks could affect the value of your investment:

●	Management Risk: The risk that the Advisor may fail to implement the Fund’s investment strategies and meet its investment objective.
●	General Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably.
●	Equity Market Risk: Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value.
●	Medium-Sized Company Risk: Investing in securities of medium-sized companies, even indirectly, may involve greater volatility than investing in larger and more established companies.
●
Foreign Securities Risk:  Foreign securities involve increased risks due to political, social and economic developments abroad, as well as due to differences between U.S. and foreign regulatory practices.  Investments in emerging markets are generally more volatile than investments in developed foreign markets.

Class A Shares

●	Growth Style Investment Risk: Growth-oriented funds may underperform when value investing is in favor.
●
Other Investment Companies Risk:  To the extent the Fund invests in shares of other investment companies, you will indirectly bear fees and expenses charged by those investment companies and will be subject to the risks that those investment companies are subject to.

●
Portfolio Turnover Risk:  High portfolio turnover involves correspondingly greater expenses to the Fund, including brokerage commissions and dealer mark-ups and other transaction costs.  This may also result in adverse tax consequences for Fund shareholders.

Performance
The following performance information provides some indication of the risks of investing in the Mid Cap Growth Fund.  The bar chart below illustrates how the Mid Cap Growth Fund’s total returns have varied from year to year.  The table below illustrates how the Mid Cap Growth Fund’s average annual total returns over time compare with a domestic broad-based market index and secondary index provided to offer a broader market perspective.  The Mid Cap Growth Fund’s performance, before and after taxes is not necessarily an indication of how the Fund will perform in the future.  Updated performance is available on the Fund’s website www.stephensfunds.com.

Stephens Mid Cap Growth Fund – Class A Shares*
Calendar Year Total Return

*	Calendar Year Total Returns in the bar chart do not reflect sales charges. If sales charges were included, returns would be lower.

Best Quarter	Q3 2009	16.31%
Worst Quarter	Q4 2008	-28.39%

Average Annual Total Returns as of December 31, 2010
	1 Year	Since Inception (2/01/2006)
Stephens Mid Cap Growth Fund
Class A Shares
Return Before Taxes	21.21%	2.36%
Return After Taxes on Distributions	21.21%	-2.69%
Return After Taxes on Distributions and Sale of Fund Shares	13.79%	-2.28%
S&P 500® Index (reflects no deduction for fees, expenses or taxes)	15.06%	1.75%
Russell Midcap® Growth Index (reflects no deduction for fees, expenses or taxes)	26.38%	3.71%

Class A Shares

After tax returns are calculated using the historical highest individual federal marginal income tax rates and does not reflect the impact of state and local taxes.  Actual after-tax returns depend on your situation and may differ from those shown.  Furthermore, the after-tax returns shown are not relevant to those who hold their shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts (“IRAs”). The “Return After Taxes on Distributions and Sale of Fund Shares” may be higher than other return figures because when a capital loss occurs upon the redemption of Fund shares, a tax deduction is provided that benefits the investor.

Investment Advisor
Stephens Investment Management Group, LLC.

Portfolio Managers
Ryan Crane is the Chief Investment Officer of the Advisor, and has been the Senior Portfolio Manager for the Mid Cap Growth Fund since its inception in 2006.  John Thornton is the Co-Portfolio Manager of the Mid Cap Growth Fund and has served as the Co-Portfolio Manager of the Fund since its inception in 2006.  Kelly Ranucci and Sam Chase were named Co-Portfolio Managers of the Mid Cap Growth Fund on March 31, 2011 and have served as Senior Equity Analysts since the Fund’s inception in 2006.

Purchase and Sale of Fund Shares
You may purchase, exchange or redeem Mid Cap Growth Fund shares on any business day by written request via mail (Stephens Mid Cap Growth Fund, c/o U.S. Bancorp Fund Services, LLC, P.O. Box 701, Milwaukee, WI 53201-0701), by wire transfer, by telephone at (866) 735-7464, or through a financial intermediary.  Purchases and redemptions by telephone are only permitted if you previously established these options on your account. The minimum initial investment amounts are shown in the table below.

Minimum Investment	To Open Your Account	To Add to Your Account
Regular Accounts	$2,500	$100
Individual Retirement Accounts (“IRAs”)	$1,000	$100
Asset or fee-based accounts managed by your financial advisor	None	None
Eligible employee benefit plans, SEP, and SIMPLE IRA plans	None	None

Tax Information
The Mid Cap Growth Fund’s distributions are taxed as ordinary income or capital gains, unless you are investing through a tax-deferred arrangement, such as a 401(k) plan or an individual retirement account.

Payments to Broker-Dealers and Other Financial Intermediaries
If you purchase shares of the Mid Cap Growth Fund through a broker-dealer or other financial intermediary (such as a bank), the Mid Cap Growth Fund and its related companies may pay the intermediary for the sale of Mid Cap Growth Fund shares and related services.  These payments may create a conflict of interest by influencing the broker-dealer or other intermediary and your salesperson to recommend the Mid Cap Growth Fund over another investment.  Ask your salesperson or visit your financial intermediary’s website for more information.

Class A Shares

Investment Objective, Strategies and Risks

Investment Objectives

The Stephens Small Cap Growth Fund’s and the Stephens Mid Cap Growth Fund’s (each a “Fund” and collectively “the Funds”) investment objective is long-term growth of capital.  There is no assurance that the Funds will achieve their investment objective.  Each Fund’s investment objective, strategies and policies described below may be changed without the approval of the Fund’s shareholders upon a 30-day written notice to shareholders.  However, the Small Cap Growth Fund will not change its investment policy of investing at least 80% of its net assets in small-cap companies and the Mid Cap Growth Fund will not change its investment policy of investing at least 80% of its net assets in mid-cap companies without first changing the respective Fund’s name and providing shareholders with at least a 60-day prior written notice.

Principal Investment Strategies

The Small Cap Growth Fund seeks to achieve its objective by investing primarily in common stocks of U.S. companies with small market capitalizations (“small-cap” companies).  The Advisor will seek to identify growth stocks using a disciplined, bottom-up approach, employing quantitative analysis and fundamental research with a focus on earnings growth.  Under normal market conditions, the Small Cap Growth Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in the stocks of small-cap companies.  The Small Cap Growth Fund considers a company to be a small-cap company if it has a market capitalization, at the time of purchase, of $2.5 billion or less.  To achieve the 80% investment requirement, the Fund may invest in equity securities, including convertible debt securities and preferred stock, as well as ETFs.  Not all ETFs in which the Fund may invest will be invested exclusively in small-cap companies.  The Advisor will use, and monitor regularly, the dollar-weighted average market cap of the underlying securities held by the ETF to determine whether or not the ETF falls into the 80% investment requirement.  The Small Cap Growth Fund may invest up to 20% of its net assets in equity securities of issuers that have market capitalizations, at the time of purchase, greater than $2.5 billion, as well as equity index futures.

The Mid Cap Growth Fund seeks to achieve its objective by investing primarily in common stock of U.S. companies with medium market capitalizations (“mid-cap companies”).  The Advisor will seek to identify growth stocks using a disciplined, bottom-up approach, employing quantitative analysis and fundamental research with a focus on earnings growth.  Under normal market conditions, the Mid Cap Growth Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in the stocks of mid-cap companies.  The Mid Cap Growth Fund considers a company to be a mid-cap company if it has a market capitalization, at the time of purchase, of $1.5 billion to $12.5 billion.  To achieve the 80% investment requirement, the Fund may invest in equity securities, including convertible debt securities and preferred stock, as well as ETFs.  Not all ETFs in which the Fund may invest will be invested exclusively in mid-cap companies.  The Advisor will use, and monitor regularly, the dollar-weighted average market cap of the underlying securities held by the ETF to determine whether or not the ETF falls into the 80% investment requirement.  The Mid Cap Growth Fund may invest up to 20% of its net assets in equity securities of issuers that have market capitalizations, at the time of purchase, of less than $1.5 billion or greater than $12.5 billion, as well as equity index futures.

In selecting investments using a “bottom-up” approach, the Advisor selects companies that it believes have clear indicators of future earnings growth, or that demonstrate other potential for growth of capital. The Advisor adheres to the historical perspective that common stocks have dramatically outperformed other financial investments over longer periods of time.  Each Fund’s investment strategy takes into consideration revenue and earnings growth rates, profit trends, earnings risk, and company valuation.

Additionally, each Fund may invest in investment-grade, non-convertible debt securities, U.S. government securities, high-quality money market instruments and money market funds.  Each Fund may also invest

Class A Shares

up to 25% of its net assets in foreign securities, including sponsored or un-sponsored ADRs and EDRs, including in emerging markets.  ADRs and EDRs evidence ownership of foreign securities but are traded on domestic exchanges.

Each Fund is actively managed, which means that the Advisor may frequently buy and sell securities.  The Advisor will sell a security when appropriate and consistent with a Fund’s investment objective and policies regardless of the effect on the Fund’s portfolio turnover rate.  Please note that buying and selling securities generally involves some expense to a Fund, such as broker commissions and other transaction costs, and a high turnover rate in any year will result in payment by a Fund of above-average transaction costs and could result in the payment by shareholders of above-average amounts of taxes on realized investment gains.  Each Fund cannot accurately predict its future annual portfolio turnover rate, which may vary substantially from year-to-year since portfolio adjustments are made when conditions affecting relevant markets, particular industries or individual issues warrant such action.  In addition, portfolio turnover may also be affected by sales of portfolio securities necessary to meet cash requirements for redemptions of shares.

Small Cap Growth Fund’s Ability to Close.  Based on the Advisor’s analysis of the size of the applicable market, market liquidity, portfolio holdings of the Small Cap Growth Fund and other accounts of the Advisor, as well as other issues, upon a 30-day written notice to Small Cap Growth Fund shareholders the Small Cap Growth Fund may close to new investors when the Advisor determines that the receipt of substantial additional assets would not be prudent from an investment perspective.  In such event, it is expected that then-existing shareholders would be allowed to make additional purchases.  If the Small Cap Growth Fund closes to new investors, the Board will review, on a periodic basis, market conditions and other factors presented by the Advisor in order to determine whether to reopen the Small Cap Growth Fund to new investors.

Temporary or Cash Investments.  In anticipation of or in response to adverse market or other conditions or atypical circumstances such as unusually large cash inflows or redemptions, each Fund may temporarily hold all or a portion of its assets in cash, cash equivalents or high-quality debt instruments.  As a result, each Fund may not achieve its investment objective.

To the extent a Fund invests in ETFs or uses a money market fund for its cash position, there will be some duplication of expenses because the Fund would bear its pro rata portion of such fund’s advisory fees and other operational expenses.

Principal Risks

Before investing in a Fund, you should carefully consider your own investment goals, the amount of time you are willing to leave your money invested and the amount of risk you are willing to take.  Remember that in addition to possibly not achieving your investment goals, you could lose all or a portion of your investment by investing in a Fund.  The value of your investment in a Fund will fluctuate with the prices of the securities in which the Fund invests.  The principal risks of investing in the Funds are:

Management Risk.  Management risk describes each Fund’s ability to meet its investment objective based on the Advisor’s success or failure at implementing investment strategies for each Fund.  The value of your investment in a Fund is subject to the effectiveness of the Advisor’s research, analysis and asset allocation among portfolio securities.  If the Advisor’s investment strategies do not produce the expected results, your investment could be diminished or even lost.

General Market Risk.  General market risk is the risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably.  These fluctuations may cause a security to be worth less than its cost when originally purchased or less than it was worth at an earlier time.  General market risk may affect a single issuer, industry, sector of the economy or the market as a whole.

Class A Shares

Equity Market Risk.  Common stocks are susceptible to general stock market fluctuations and to volatile increases and decreases in value.  Investor perceptions may impact the markets and are based on various and unpredictable factors including expectations regarding government, economic, monetary and fiscal policies; inflation and interest rates; economic expansion or contraction; and global or regional political, economic and banking crises.  If you hold common stocks of any given issuer, you would generally be exposed to greater risk than if you hold preferred stocks and debt obligations of the issuer because common stockholders generally have inferior rights to receive payments from issuers in comparison with the rights of preferred stockholders, bondholders and other creditors of such issuers.

Small- and Medium-Sized Company Risk.  Investing in securities of small- and medium-sized companies, even indirectly, may involve greater volatility than investing in larger and more established companies because small and medium-sized companies can be subject to more abrupt or erratic share price changes than larger, more established companies.  Smaller companies may have limited product lines, markets or financial resources and their management may be dependent on a limited number of key individuals.  Securities of those companies may have limited market liquidity and their prices may be more volatile.

Foreign Securities Risk.  To the extent that a Fund invests in securities of foreign companies, including ADRs and EDRs, your investment in a Fund is subject to foreign securities risk.  These include risks relating to political, social and economic developments abroad and differences between U.S. and foreign regulatory requirements and market practices.  Securities that are denominated in foreign currencies are subject to the further risk that the value of the foreign currency will fall in relation to the U.S. dollar and/or will be affected by volatile currency markets or actions of U.S. and foreign governments or central banks.

In addition to developed markets, each Fund may invest in companies located in emerging markets, which are markets of countries in the initial stages of industrialization and that generally have low per capita income.  In addition to the risks of foreign securities in general, countries in emerging markets are generally more volatile and can have relatively unstable governments, social and legal systems that do not protect shareholders, economies based on only a few industries, and securities markets that trade a small number of issues, which could reduce liquidity.

Growth Style Investment Risk.  Growth stocks can perform differently from the market as a whole and from other types of stocks.  Growth stocks may be designated as such and purchased based on the premise that the market will eventually reward a given company’s long-term earnings growth with a higher stock price when that company’s earnings grow faster than both inflation and the economy in general.  Thus a growth style investment strategy attempts to identify companies whose earnings may grow or are growing at a faster rate than inflation and the economy.  While growth stocks may react differently to issuer, political, market and economic developments than the market as a whole and other types of stocks by rising in price in certain environments, growth stocks also tend to be sensitive to changes in the earnings of their underlying companies and more volatile than other types of stocks, particularly over the short term.  During periods of adverse economic and market conditions, the stock prices of growth stocks may fall despite favorable earnings trends.

Other Investment Companies Risk.  Each Fund may invest in shares of other registered investment companies, including ETFs and money market funds.  To the extent that a Fund invests in shares of other registered investment companies, you will indirectly bear fees and expenses charged by the underlying funds (the “Underlying Funds”) in addition to a Fund’s direct fees and expenses and will be subject to the risks associated with investments in those funds.

Portfolio Turnover Risk.  High portfolio turnover involves correspondingly greater expenses to a Fund, including brokerage commissions or dealer mark-ups and other transaction costs on the sale of securities and reinvestments in other securities.  Such sales also may result in adverse tax consequences to a Fund’s shareholders.  The trading costs and tax effects associated with portfolio turnover may adversely affect a Fund’s performance.

Class A Shares

The Funds may be appropriate for investors who:

●	Are pursuing a long-term goal such as retirement;
●	Want to add an equity investment with growth potential to their investment portfolio; and
●	Understand and can bear the risks of investing in smaller size companies (Small Cap Growth Fund) or medium size companies (Mid Cap Growth Fund).

Portfolio Holdings Information

A description of each Fund’s policies and procedures with respect to disclosure of its portfolio holdings is available in the Funds’ SAI and on the Funds’ website at www.stephensfunds.com.

Management of the Funds

The Advisor

Each Fund has entered into separate investment advisory agreements (the “Advisory Agreements”) with Stephens Investment Management Group, LLC, 111 Center Street, Little Rock, Arkansas 72201, under which the Advisor manages that Fund’s investments subject to the supervision of the Board.  The Advisor was founded in 2005 and is a subsidiary of Stephens Investments Holdings LLC, a privately held and family owned company.  Key employees also have a significant ownership stake in the Advisor.  As of February 28, 2011, the Advisor’s assets under management were approximately $1 billion.  Under the Advisory Agreements, the Funds compensate the Advisor for its investment advisory services at the annual rate of 0.75% of each Fund’s average daily net assets, payable on a monthly basis.  For the fiscal year ended November 30, 2010, the Advisor received net management fees as a percentage of average daily net assets of 0.50% from the Small Cap Growth Fund. For the fiscal year ended November 30, 2010, the Advisor did not receive any net management fees from the Mid Cap Growth Fund because the Advisor agreed to waive all of its fees pursuant to the expense limitation agreement described below.

Subject to the general supervision of the Board, the Advisor is responsible for managing the Funds in accordance with their investment objective and policies, making decisions with respect to, and also orders for, all purchases and sales of portfolio securities.  The Advisor also maintains related records for the Funds.

A discussion regarding the basis of the Board’s approval of the Advisory Agreement with the Advisor is available in the Funds’ Annual Report to shareholders for the fiscal year ended November 30, 2010.

Fund Expenses.  The Advisor has contractually agreed to reduce its fees and/or pay Fund expenses (excluding Acquired Fund Fees and Expenses, interest expense in connection with investment activities, taxes and extraordinary expenses) in order to limit Total Annual Fund Operating Expenses for shares of each Fund to 1.35% of the Small Cap Growth Fund’s Class A Shares’ average net assets and 1.50% of the Mid Cap Growth Fund’s Class A Shares’ average net assets.  Any reduction in advisory fees or payment of expenses made by the Advisor is subject to reimbursement by a Fund if requested by the Advisor, and the Board approves such reimbursement in subsequent fiscal years.  This reimbursement may be requested by the Advisor if the aggregate amount actually paid by a Fund toward operating expenses for such fiscal year (taking into account any reimbursements) does not exceed the Expense Cap. The Advisor is permitted to be reimbursed for fee reductions and/or expense payments made in the prior three fiscal years. The Funds must pay its current ordinary operating expenses before the Advisor is entitled to any reimbursement of fees and/or expenses.

Class A Shares

Portfolio Managers

Ryan Crane is the Senior Portfolio Manager for the Funds and Chief Investment Officer of the Advisor, and is primarily responsible for the day-to-day management of the Funds’ portfolios.  Mr.  Crane joined Stephens Inc., an affiliate of the Advisor, in September of 2004 as a Senior Portfolio Manager in charge of small and small/mid-cap growth accounts.  Prior to joining Stephens Inc., Mr. Crane worked for AIM Management Group (“AIM”) since 1994.  While at AIM, Mr. Crane was the lead manager of the AIM Small Cap Growth Fund and served as co-manager on various other AIM funds.  Mr. Crane earned a B.A. with honors in Economics from the University of Houston.  Mr. Crane is a CFA Charterholder and is FINRA Series 7, 9, 10 and 63 registered.

John Thornton is the Co-Portfolio Manager of the Funds and is jointly responsible for the day-to-day management of the Funds’ portfolios.  Mr. Thornton joined Stephens Inc. in September of 2004 as a Co-Portfolio Manager in charge of small and small/mid-cap growth accounts.  Prior to joining Stephens Inc., Mr. Thornton worked for AIM since 2000.  While at AIM, Mr. Thornton was the senior analyst of the AIM Small Cap Growth Fund and various AIM technology funds.  Mr. Thornton earned a B.A. in Engineering at Vanderbilt University and an M.B.A. from the University of Texas – Austin.  Mr. Thornton is a CFA Charterholder and is FINRA Series 6, 7 and 63 registered.

Kelly Ranucci is the Co-Portfolio Manager of the Funds and is jointly responsible for the day-to-day management of the Funds’ portfolios.  Ms. Ranucci joined Stephens Inc. in September of 2004 as a Senior Equity Analyst of small/mid-cap growth accounts.  Prior to joining Stephens Inc., Ms. Ranucci worked for AIM since 1994.  While at AIM, Ms. Ranucci was responsible for research and analysis of small and medium capitalization securities for AIM’s Small Cap Growth and Mid-Cap Growth Funds.  Ms. Ranucci earned a B.B.A. from Texas A&M University and an M.B.A. with a concentration in Finance from the University of Houston.  Ms. Ranucci is a CFA Charterholder and is FINRA Series 6, 7 and 63 registered.

Sam Chase is the Co-Portfolio Manager of the Funds and is jointly responsible for the day-to-day management of the Funds’ portfolios.  Mr. Chase joined Stephens Inc. in September of 2004 as a Senior Equity Analyst of small/mid-cap growth accounts.  Prior to joining Stephens Inc., Mr. Chase worked for AIM.  While at AIM, Mr. Chase was responsible for research and analysis of small capitalization securities for AIM’s Small Cap Growth Fund.  Mr. Chase earned his bachelor’s degree in History at Washington and Lee University and is M.B.A. from Southern Methodist University.  Mr. Chase is a CFA Charterholder and is FINRA Series 7, 63 and 65 registered.

The Funds’ SAI provides additional information about the Portfolio Managers’ compensation, other accounts managed by the Portfolio Managers and the Portfolio Managers’ ownership of securities in the Funds.

Shareholder Information

12b-1 Plan

The Trust has adopted a Rule 12b-1 Distribution and Shareholder Servicing Plan (“Rule 12b-1 Plan”) on behalf of the Funds.  Under the Rule 12b-1 Plan, each Fund pays a fee up to 0.25%  of the average daily net asset value of the Fund’s Class A shares to Quasar Distributors, LLC (the “Distributor”).  The Distributor uses this fee to finance activities that promote the sale of Fund shares, or to pay third parties, including, without limitation, Stephens Inc., for certain shareholder services.  Such activities and services include, but are not necessarily limited to, shareholder servicing, advertising, printing and mailing prospectuses to persons other than current shareholders, printing and mailing sales literature, and compensating underwriters, dealers and sales personnel.  The Rule 12b-1 Plan has the effect of increasing the expenses of the shares from what they would otherwise be.

Class A Shares

About Class A Shares

Class A shares of the Funds are offered in this Prospectus.  Class I shares of the Funds are offered in a separate Prospectus.  Please note, sales charges and expense structures are class specific.

Class A
Initial Sales Charge	5.25%
Contingent Deferred Sales Charge (“CDSC”)
None, (except a charge of 0.50% will be imposed on Class A shares redeemed within one year of purchase by investors who have taken advantage of the sales charge waiver allowed for investments of $1 million or more)

Distribution/Shareholder Servicing (12b-1) Fee	0.25%
Maximum Purchase	None.
Conversion Feature	Not applicable.

If you would like additional information about sales charge waivers, call your financial representative or contact the Funds at (866) 735-7464.  Information about the Funds’ sales charges is available free of charge on the Funds’ website at www.stephensfunds.com.

Class A Sales Charge (Load)
If you purchase Class A shares of the Funds you will pay an initial sales charge of 5.25% when you invest unless you qualify for a reduction or waiver of the sales charge.  The sales charge for Class A shares of the Funds is calculated as follows:

CLASS A SALES CHARGES
When you invest this amount	This sales charge makes up this % of the offering price(1)	Which equals this % of your net investment(1)	% of offering price retained by selling dealer
Under $25,000	5.25%	5.54%	5.00%
$25,000 but under $50,000	4.75%	4.99%	4.50%
$50,000 but under $100,000	4.00	4.17%	3.75%
$100,000 but under $250,000	3.00%	3.09%	2.75%
$250,000 but under $1 million	2.00%	2.04%	1.80%
$1 million and over(2),(3)	0.00%	0.00%	0.00%

(1)
The dollar amount of the sales charge is the difference between the offering price of the shares purchased (which factors in the applicable sales charge in this table) and the net asset value of those shares.  Since the offering price is calculated to two decimal places using standard rounding criteria, the number of shares purchased and the dollar amount of the sales charge as a percentage of the offering price and of your net investment may be higher or lower depending on whether there was a downward or upward rounding.

(2)
A contingent deferred sales charge of 0.50% will be imposed on Class A Shares redeemed within one year of purchase by investors who have taken advantage of the sales charge waiver afforded to investments of $1 million or above and received a finder’s fee.

(3)
The Advisor may directly or indirectly pay a one-time finder's fee to a dealer or other financial institution for investments of over $1 million in a Fund for which they are responsible as follows:  0.75% for investments over $1 million up to, and including, $3 million; 0.50% for investments over $3 million up to, and including, $20 million; and 0.25% for investments over $20 million.  See the SAI for more information regarding finders’ fees.

Class A Shares

Class A Sales Charge Reductions

Rights of Accumulation.  Rights of Accumulation allow you to combine Class A shares of any Stephens Fund you already own, in order to reach breakpoint levels and to qualify for sales load discounts on subsequent purchases of Class A shares.  The purchase amount used in determining the sales charge on your purchase will be calculated by multiplying the maximum public offering price by the number of Class A shares of any Stephens Fund you already own and adding the dollar amount of your current purchase.  These rights apply to shares currently owned by you and by your family members such as spouses, minor children or parents.

Letter of Intent. By signing a Letter of Intent (“LOI”) you can reduce your Class A sales charge.  Your individual purchases will be made at the applicable sales charge based on the amount you intend to invest over a 13-month period.  The LOI will apply to all purchases of Class A shares.  Purchases resulting from the reinvestment of dividends and capital gains do not apply toward fulfillment of the LOI.  Shares equal to 5.25% of the amount of the LOI will be held in escrow during the 13-month period.  If, at the end of that time the total amount of purchases made is less than the amount intended, you will be required to pay the difference between the reduced sales charge and the sales charge applicable to the individual purchases had the LOI not been in effect.  This amount will be obtained from redemption of the escrow shares.  Any remaining escrow shares will be released to you.

Class A Sales Charge Waivers.  Sales charges for Class A shares may be waived under certain circumstances for some investors or for certain payments.  You will not have to pay a sales charge on purchases of Class A shares if you are any of the following persons:

●	any affiliate of the Advisor or any of its or the Funds’ officers, directors/trustees, employees or retirees;
●	registered representatives of any broker-dealer authorized to sell Fund shares, subject to the internal policies and procedures of the broker-dealer;
●
members of the immediate families of any of the foregoing (i.e., parent, child, spouse, domestic partner, sibling, step or adopted relationships, grandparent, grandchild and UTMA accounts naming qualifying persons);

●
fee-based registered investment advisors, financial planners, bank trust departments or registered broker-dealers who are purchasing shares on behalf of their customers, certain wrap programs offered by financial institutions;

●
retirement and deferred compensation plans and the trusts used to fund such plans (including, but not limited to, those defined in Sections 401(k), 403(b) and 457 of the Internal Revenue Code and “rabbi trusts”), for which an affiliate of the Advisor acts as trustee or administrator; or

●	401(k), 403(b) and 457 plans, and profit sharing and pension plans that have all plan transactions executed through a single or omnibus account

To receive a reduction in your Class A sales charge, you must let your financial institution or shareholder services representative know at the time you purchase shares that you qualify for such a reduction.  You may be asked by your financial adviser or shareholder services representative to provide account statements or other information regarding your related accounts or related accounts of your immediate family in order to verify your eligibility for a reduced sales charge.  Your investment professional or financial institution must notify the Fund if your share purchase is eligible for the sales load waiver.

Additionally, you will not pay initial sales charges on shares purchased by reinvesting dividends and distributions.

Class A Shares

Investments of $1 Million or More.  If you invest $1 million or more as a lump sum or through the programs described above, you can purchase Class A shares of the Funds without an initial sales charge. Additionally, investors who currently own Class A shares of one Stephens Fund and make additional purchases that result in account balances of $1 million or more do not pay an initial sales charge on the additional purchases.  However, if you have taken advantage of this waiver and received a finder’s fee, if you redeem your shares within one year of purchase, there is a CDSC of 0.50% imposed on such shares.  The CDSC percentage you pay is based on the NAV of the shares at the time of redemption.  However, the CDSC will not apply if you are otherwise entitled to a waiver of the initial sales charge as listed in “Sales Charge Waivers” above.  Additionally, all redemptions of Class A shares made within 30 days of purchase are subject to a 2.00% redemption fee.  Please refer to the “Short-Term Trading and Redemption Fees” for a further discussion of the redemption fee, and certain exclusions that may apply.

Share Price

A Fund’s share price is known as its NAV.  The NAV is determined by dividing the value of a Fund’s securities, cash and other assets, minus all liabilities, by the number of shares outstanding (assets – liabilities / number of shares = NAV).  The NAV takes into account the expenses and fees of a Fund, including management, administration and other fees, which are accrued daily.  Each Fund’s share price is calculated as of the close of regular trading (generally 4:00 p.m., Eastern time) on each day the New York Stock Exchange (“NYSE”) is open for business.

All shareholder transaction orders received in good form (as described below under “How to Purchase Shares”) by U.S. Bancorp Fund Services, LLC, the Fund’s transfer agent (“Transfer Agent”), or a Financial Intermediary by 4:00 p.m., Eastern time will be processed at that day’s NAV plus any applicable sales charges.  Transaction orders received after 4:00 p.m., Eastern time will receive the applicable price determined on the next business day.  A Fund’s NAV, however, may be calculated earlier if trading on the NYSE is restricted or as permitted by the SEC.  The Funds do not determine the NAV of their shares on any day when the NYSE is not open for trading, such as weekends and certain national holidays as disclosed in the SAI (even if there is sufficient trading in its portfolio securities on such days to materially affect the NAV per share).  Fair value determinations may be made as described below under procedures as adopted by the Board.

Fair Value Pricing.  Occasionally, reliable market quotations are not readily available or there may be events affecting the value of foreign securities or other securities held by the Funds that occur when regular trading on foreign or other exchanges is closed, but before trading on the NYSE is closed.  Fair value determinations are then made in good faith in accordance with procedures adopted by the Board.  Generally, the fair value of a portfolio security or other asset shall be the amount that the owner of the security or asset might reasonably expect to receive upon its current sale.

Attempts to determine the fair value of securities introduce an element of subjectivity to the pricing of securities.  As a result, the price of a security determined through fair valuation techniques may differ from the price quoted or published by other sources and may not accurately reflect the market value of the security when trading resumes.  If a reliable market quotation becomes available for a security formerly valued through fair valuation techniques, a Fund would compare the new market quotation to the fair value price to evaluate the effectiveness of its fair valuation determination.  If any significant discrepancies are found, a Fund may adjust its fair valuation procedures.

Class A Shares

How to Purchase Shares

You may open a Fund account with a minimum initial investment as listed in the table below.

Minimum Investment	To Open Your Account	To Add to Your Account
Regular Accounts	$2,500	$100
Individual Retirement Accounts (“IRAs”)	$1,000	$100
Asset or fee-based accounts managed by your financial advisor	None	None
Eligible employee benefit plans, SEP, and SIMPLE IRA plans	None	None

You may purchase shares of the Funds by completing an Account Application.  Your order will not be accepted until the completed Account Application is received by the Funds or the Transfer Agent. Account Applications will not be accepted unless they are accompanied by payment in U.S. dollars, drawn on a U.S. financial institution.  The Funds will not accept payment in cash, money orders or cashier’s checks unless the cashier’s checks are in excess of $10,000.  In addition, to prevent check fraud, the Funds will not accept third party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of shares. The Funds are unable to accept post dated checks, post dated on-line bill pay checks or any conditional order or payment.  If any payment is returned for any reason, a service fee of $25 will be deducted from a shareholder’s account.  You will also be responsible for any losses suffered by the Funds as a result.  The Funds do not issue share certificates. The Funds reserve the right to reject any purchase orders if, in their opinion, it is in a Fund’s best interest to do so.  This minimum can be changed or waived by the Funds at any time.  Shareholders will be given at least a 30-day notice of any increase in the minimum dollar amount of initial or subsequent investments.

If the Funds do not have a reasonable belief of the identity of a shareholder, the Account Application will be rejected or you will not be allowed to perform a transaction on the account until such information is received.  The Funds may also reserve the right to close the account within five business days if clarifying information/documentation is not received.

Shares of the Funds have not been registered for sale outside of the U.S and its territories.  The Funds generally do not sell shares to investors residing outside the U.S., even if they are U.S. citizens or lawful permanent residents, except to investors with U.S. military APO or FPO addresses.

PATRIOT Act.  The USA PATRIOT Act of 2001 requires financial institutions, including the Funds, to adopt certain policies and programs to prevent money laundering activities, including procedures to verify the identity of customers opening new accounts.  When completing a new Account Application, you will be required to supply your full name, date of birth, social security number and permanent street address to assist in verifying your identity.  Mailing addresses containing only a P.O. Box will not be accepted.  Until such verification is made, the Funds may temporarily limit transactions or close an account if it is unable to verify a shareholder’s identity.  As required by law, the Funds may employ various procedures, such as comparing the information to fraud databases or requesting additional information or documentation from you, to ensure that the information supplied by you is correct.

Purchase by Mail.  To purchase a Fund’s shares by mail, simply complete and sign the enclosed Account Application and mail it, along with a check made payable to “Stephens Funds,” to:

Regular Mail Stephens Funds c/o U.S. Bancorp Fund Services, LLC P.O. Box 701 Milwaukee, WI 53201-0701	Overnight or Express Mail Stephens Funds c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street, 3rd Floor Milwaukee, WI 53202

Class A Shares

The Funds do not consider the U.S. Postal Service or other independent delivery services to be their agents.  Therefore, deposit in the mail or with such services, or receipt at the Transfer Agent’s post office box of purchase orders or redemption requests, does not constitute receipt by the Transfer Agent.

Investing by Telephone.  If you have completed the “Telephone Purchase Authorization” section of the Account Application, you may purchase additional shares by telephoning the Funds toll free at (866) 735-7464.  Telephone orders will be accepted via electronic funds transfer from your pre-designated bank account through the Automated Clearing House (“ACH”) network.  You must have banking information established on your account prior to making a purchase by telephone.  Only bank accounts held at domestic institutions that are ACH members may be used for telephone transactions.  If your order is received prior to 4:00 p.m., Eastern time, shares will be purchased at the NAV plus applicable sales charge next calculated.  For security reasons, requests by telephone may be recorded.  During periods of high market activity, you may encounter higher than usual wait times.  Please allow sufficient time to ensure that you will be able to complete your telephone transaction prior to market close.  If you are unable to contact the Fund by telephone, you may make your purchase request in writing.  Once a telephone transaction has been placed, it cannot be cancelled or modified.

Purchase by Wire.  Initial Investment.  If you are making your first investment in the Funds, before you wire funds, please contact the Funds by phone to make arrangements with a customer service representative to submit your completed Account Application via mail, overnight delivery, or facsimile.  Upon receipt of your completed Account Application, your account will be established and a service representative will contact you within 24 hours to provide you with an account number and wiring instructions.

Once your account has been established, you may instruct your bank to send the wire using the instructions you were given.  Prior to sending the wire, please call the Transfer Agent at (866) 735-7464 to advise them of the wire, and to ensure proper credit upon receipt.  Your bank must include the name of the Fund, your name and account number so that monies can be correctly applied.

Subsequent Investments.  If you are making a subsequent purchase, your bank should wire funds as indicated below.  Before each wire purchase, please contact the Funds to advise of your intent to wire funds.  This will ensure prompt and accurate credit upon receipt of your wire.  It is essential that your bank include the name of the Fund and your account number in all wire instructions.  If you have questions about how to invest by wire, you may call the Funds.  Your bank may charge you a fee for sending a wire to a Fund.

Your bank should transmit immediately available funds by wire to:

Wire to:	U.S. Bank, N.A.
ABA Number:	075000022
Credit:	U.S. Bancorp Fund Services, LLC
Account:	112-952-137
Further Credit:	Stephens Funds
(Shareholder Name/Account Registration)
(Shareholder Account Number)

Wired funds must be received prior to 4:00 p.m., Eastern time, to be eligible for same day pricing.  Neither the Funds nor U.S. Bank, N.A., the Funds’ custodian, are responsible for the consequences of delays resulting from the banking or Federal Reserve wire system or from incomplete wiring instructions.  If you have questions about how to invest by wire, you may call the Fund.

Through a Financial Intermediary.  You may buy and sell shares of the Funds through Financial Intermediaries.  Your order will be priced at the Fund’s NAV plus any applicable sales charge, next computed after it is received by a Financial Intermediary.  A Financial Intermediary may hold your shares in an omnibus account in the Financial Intermediary’s name and the Financial Intermediary may maintain your individual ownership records.  The Funds may pay the Financial Intermediary for maintaining

Class A Shares

individual ownership records as well as providing other shareholder services.  Financial Intermediaries may charge fees for the services they provide to you in connection with processing your transaction order or maintaining your account with them.  Financial Intermediaries are responsible for placing your order correctly and promptly with the Funds, forwarding payment promptly, as well as ensuring that you receive copies of the Funds’ Prospectus.  If you transmit your order with a Financial Intermediary before the close of regular trading (generally 4:00 p.m., Eastern time) on a day that the NYSE is open for business, your order will be priced at the Fund’s NAV plus any applicable sales charge, next computed after it is received by the Financial Intermediary.  Investors should check with their Financial Intermediary to determine if it is subject to these arrangements.

Automatic Investment Plan.  For your convenience, the Funds offer an Automatic Investment Plan (“AIP”).  Under the AIP, after you make your initial investment, you may authorize a Fund to withdraw automatically from your personal checking or savings account an amount that you wish to invest, which must be at least $100 on a monthly or quarterly basis.    If you wish to enroll in the AIP, complete the “Automatic Investment Plan” section in the Account Application or call the Transfer Agent at (866) 735-7464.  In order to participate in the AIP, your bank or financial institution must be a member of the ACH network. The Funds may terminate or modify this privilege at any time.  You may terminate your participation in the AIP at any time by notifying the Transfer Agent at least five days prior to the effective date.  A fee ($25) will be charged if your bank does not honor the AIP draft for any reason.

The AIP is a method of using dollar cost averaging as an investment strategy that involves investing a fixed amount of money at regular time intervals.  However, a program of regular investment cannot ensure a profit or protect against a loss as a result of declining markets.  By continually investing the same amount, you will be purchasing more shares when the price is low and fewer shares when the price is high.  Please call (866) 735-7464 for additional information regarding the Funds’ AIP.

How to Redeem Shares

In general, orders to sell or “redeem” shares may be placed either directly with the Funds, the Transfer Agent or with your Financial Intermediary.  You may redeem part or all of a Fund’s shares at the next determined NAV after a Fund receives your order. You should request your redemption prior to the close of the NYSE, generally 4:00 p.m., Eastern time, to obtain that day’s closing NAV.  Redemption requests received after the close of the NYSE will be treated as though received on the next business day.

By Mail.  You may redeem Fund shares by simply sending a written request to the Fund.  Please provide the name of the Fund, account number and state the number of shares or dollar amount you would like redeemed.  The letter should be signed by all shareholders whose names appear on the account registration.  Redemption requests will not become effective until all documents have been received in good form by the Fund.  Additional documents are required for certain types of shareholders, such as corporations, partnerships, executors, trustees, administrators, or guardians (i.e., corporate resolutions, or trust documents indicating proper authorization).  Shareholders should contact the Fund for further information concerning documentation required for redemption of Fund shares.

Shareholders who have an IRA or other retirement plan must indicate on their redemption request whether or not to withhold federal income tax.  Redemption requests failing to indicate an election not to have tax withheld will generally be subject to a 10% withholding tax.

Redemption requests in writing should be sent to:

Regular Mail Stephens Funds c/o U.S. Bancorp Fund Services, LLC P.O. Box 701 Milwaukee, WI 53201-0701	Overnight or Express Mail Stephens Funds c/o U.S. Bancorp Fund Services, LLC 615 East Michigan Street, 3rd Floor Milwaukee, WI 53202

Class A Shares

The Funds do not consider the U.S. Postal Service or other independent delivery services to be their agents.  Therefore, deposit in the mail or with such services, or receipt at the Transfer Agent’s post office box of purchase orders or redemption requests, does not constitute receipt by the Transfer Agent.

Telephone or Wire Redemption.   You may redeem Fund shares by telephone by completing the “Redemption by Telephone” portion of the Account Application.  You may also request telephone redemption privileges after your account is opened by calling the Funds at (866) 735-7464.  A signature guarantee, a signature verification from a Signature Validation Program member, or another acceptable form of authentication from a financial institution source may be required of shareholders in order to qualify for or to change telephone redemption privileges on an existing account. If you have a retirement account, you may not redeem shares by telephone.  During periods of high market activity, you may encounter higher than usual wait times.  Please allow sufficient time to ensure that you will be able to complete your telephone transaction prior to market close.  If you are unable to contact the Funds by telephone, you may also mail the requests to the Funds at the address listed under “How to Purchase Shares.”  Once a telephone transaction has been placed, it cannot be canceled or modified.

You may redeem up to $100,000 in shares by calling the Funds at (866) 735-7464 prior to the close of trading on the NYSE, generally 4:00 p.m., Eastern time.  Redemption proceeds will be sent on the next business day to the mailing address that appears on the Fund’s records.  Per your request, redemption proceeds may be wired or may be sent by electronic funds transfer via the ACH network to your pre-designated bank account.  The minimum amount that may be wired is $2,500.  You will not incur any charge when proceeds are sent via the ACH network; however, most ACH transfers require two days for the bank account to receive credit.  Telephone redemptions cannot be made if you notify the Transfer Agent of a change of address within 15 days before the redemption request.

Prior to executing instructions received to redeem shares by telephone, the Funds will use reasonable procedures to confirm that the telephone instructions are genuine.  The telephone call may be recorded and the caller may be asked to verify certain personal identification information.  If the Funds or their agents follow these procedures, they cannot be held liable for any loss, expense, or cost arising out of any telephone redemption request that is reasonably believed to be genuine.  This includes any fraudulent or unauthorized request.  The Funds may change, modify or terminate these privileges at any time upon at least a 60-day notice to shareholders.

Through a Financial Intermediary.  You may redeem Fund shares through your Financial Intermediary.  Redemptions made through a Financial Intermediary may be subject to procedures established by that institution.  Your Financial Intermediary is responsible for sending your order to the Fund and for crediting your account with the proceeds.  For redemption through Financial Intermediaries, orders will be processed at the NAV per share next effective after receipt of the order by the Fund or Financial Intermediary.  Please keep in mind that your Financial Intermediary may charge additional fees for its services.  Investors should check with their Financial Intermediary to determine if it is subject to these arrangements.

Systematic Withdrawal Program.  The Funds offer a Systematic Withdrawal Program (“SWP”) whereby shareholders or their representatives may request a redemption in a predetermined amount each month or calendar quarter.  Proceeds can be sent via check to the address on the account or proceeds can be sent by electronic funds transfer via the ACH network to a designated bank account.  To start this program, your account must have Fund shares with a value of at least $2,500, and the minimum amount that may be withdrawn each month or quarter is $50.  This program may be terminated or modified by a shareholder or a Fund at any time without charge or penalty.

A withdrawal under the SWP involves a redemption of Fund shares, and may result in a gain or loss for federal income tax purposes.  In addition, if the amount withdrawn exceeds the dividends credited to your account, the account ultimately may be depleted.  To establish the SWP, complete the SWP section of the Account Application.  Please call (866) 735-7464 for additional information regarding the SWP.

Class A Shares

Account and Transaction Policies

Before selling recently purchased shares, please note that if the Transfer Agent has not yet collected payment for the shares you are selling, it may delay sending the proceeds until the payment is collected, which may take up to 15 days from the purchase date.

Low Balance Accounts.  The Funds reserve the right to redeem the shares of any shareholder whose account balance is less than $1,000, other than as a result of market fluctuations. If you do not bring your total account balance up to $1,000 within 30 days, the Fund may sell your shares and send you the proceeds.  The Funds will provide shareholders with written notice 30 days prior to redeeming the shareholder’s account.

Redemption In-Kind.  The Funds generally pay sale (redemption) proceeds in cash.  However, under unusual conditions that make the payment of cash unwise (and for the protection of the Fund’s remaining shareholders), a Fund might pay all or part of a shareholder’s redemption proceeds in liquid securities with a market value equal to the redemption price (redemption in-kind).

Specifically, if the amount you are redeeming is in excess of the lesser of $250,000 or 1% of the Fund’s NAV, the Fund has the right to redeem your shares by giving you the amount that exceeds $250,000 or 1% of the Fund’s NAV in securities instead of cash.  If a Fund pays your redemption proceeds by a distribution of securities, you could incur brokerage or other charges in converting the securities to cash, and will bear any market risks associated with such securities until they are converted into cash.

Signature Guarantees.  A signature guarantee may be required for certain redemption requests.  A signature guarantee assures that your signature is genuine and protects you from unauthorized account redemptions.

A signature guarantee of each owner is required in the following situations:

●	If ownership is being changed on your account;
●	When redemption proceeds are payable or sent to any person, address or bank account not on record;
●	If a change of address request has been received by the Transfer Agent within the last 15 days; and
●	For all redemptions of $100,000 or more from any shareholder account.

Non financial transactions including establishing or modifying certain services on an account may require a signature verification from a Signature Validation Program member or other acceptable form of authentication from a financial institution source.

In addition to the situations described above, the Funds and/or the Transfer Agent reserves the right to require a signature guarantee in other instances based on the circumstances relative to the particular situation.  Signature guarantees will generally be accepted from domestic banks, brokers, dealers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations, as well as from participants in the New York Stock Exchange Medallion Signature Program and the Securities Transfer Agents Medallion Program (“STAMP”).  A notary public is not an acceptable signature guarantor.

Householding.  In an effort to decrease costs, the Funds intend to reduce the number of duplicate prospectuses and Annual and Semi-Annual Reports you receive by sending only one copy of each to those addresses shared by two or more accounts and to shareholders the Transfer Agent reasonably believes are from the same family or household.  Once implemented, if you would like to discontinue householding for your accounts, please call toll-free at (866) 735-7464 to request individual copies of these documents.  Once the Transfer Agent receives notice to stop householding, the Transfer Agent will begin sending individual copies thirty days after receiving your request.  This policy does not apply to account statements.

Class A Shares

Unclaimed Property. Your mutual fund account may be transferred to your state of residence if no activity occurs within your account during the “inactivity period” specified in your State’s abandoned property laws.

Exchanging Shares

You may exchange all or a portion of your investment from one Stephens Fund to any other Stephens Fund of the same share class.  Any new account established through an exchange will be subject to the minimum investment requirements described above.  Exchanges will be executed on the basis of the relative NAV of the shares exchanged.  An exchange is considered to be a sale of shares for federal income tax purposes on which you may realize a taxable gain or loss.  Additionally, an exchange will be considered a sale of shares for the purpose of assessing redemption fees.  However, an exchange of shares will not be considered a sale of shares for the purpose of applying a contingent deferred sales charge, as described previously in this Prospectus. The new shares will continue to age according to their original schedule while in the new Fund and will be charged the CDSC applicable to the original shares upon redemption.  Call the Funds (toll-free) at (866) 735-7464 to learn more about exchanges.

Short-Term Trading and Redemption Fees

The Funds are intended for long-term investors.  Short-term “market-timers” who engage in frequent purchases and redemptions can disrupt a Fund’s investment program and create additional transaction costs that are borne by all of a Fund’s shareholders.  For these reasons, the Funds will assess a 2.00% fee on the redemption or exchange of Fund shares held for less than 30 days.  The Funds will use the first-in, first-out (“FIFO”) method to determine the 30-day holding period.  Under this method, the date of the redemption will be compared to the earliest purchase date of shares held in the account.  If this holding period is less than 30 days, the redemption fee will be assessed.  The redemption fee will be applied on redemptions of each investment made by shareholder that does not remain in a Fund for a 30-day  period from the date of purchase.  The fee is deducted from your proceeds and is retained by the Fund for the benefit of the long-term shareholders.

The following shares of the Funds will not be subject to redemption fees:

●	Shares purchased through reinvested distributions (dividends and capital gains);
●	Shares purchased through the Funds’ Automatic Investment Plan;
●	Shares redeemed under the Funds’ Systematic Withdrawal Plan;
●	Shares redeemed by retirement plan participants resulting from the termination of a participant’s employment, a QDRO, or the termination or restructuring of the retirement plan;
●	Shares redeemed upon death of a shareholder or retirement plan participant;
●	Shares redeemed by the Funds;
●	Shares sold in connection with certain asset allocation or wrap programs; and
●	Shares redeemed in connection with required minimum distributions from a retirement account or to return an excess contribution.

Although the Funds have the goal of applying this redemption fee to most redemptions of shares held for less than 30 days, the Funds may not always be able to track short-term trading affected through Financial Intermediaries in non-disclosed or omnibus accounts.  While the Funds have entered into information sharing agreements with such Financial Intermediaries as described under “Tools to Combat Frequent Transactions” which contractually require such Financial Intermediaries to provide the Funds with information relating to their customers investing in the Funds through non-disclosed or omnibus accounts, the Funds cannot guarantee the accuracy of the information provided to them from Financial Intermediaries and may not always be able to track short-term trading effected through these Financial

Class A Shares

Intermediaries. In addition, because the Funds are required to rely on information from the Financial Intermediary as to the applicable redemption fee, the Funds cannot ensure that the Financial Intermediary is always imposing such fee on the underlying shareholder in accordance with the Funds’ policies.

The Funds reserve the right to modify or eliminate the redemption fees or waivers at any time and will give shareholders a 60-day prior written notice of any material changes, unless otherwise provided by law.  The redemption fee policy may be modified or amended in the future to reflect, among other factors, regulatory requirements mandated by the Securities and Exchange Commission.

Tools to Combat Frequent Transactions

The Funds are intended for long-term investors and do not accommodate frequent transactions. Short-term “market-timers” who engage in frequent purchases and redemptions can disrupt a Fund’s investment program and create additional transaction costs that are borne by all of a Fund’s shareholders. The Board has adopted policies and procedures that are designed to discourage excessive, short-term trading and other abusive trading practices that may disrupt portfolio management strategies and harm performance.   In addition, the Funds discourage excessive, short-term trading and other abusive trading practices and the Funds may use a variety of techniques to monitor trading activity and detect abusive trading practices.  These steps may include, among other things, the imposition of redemption fees, if necessary, monitoring trading activity, or using fair value pricing when appropriate, under procedures as adopted by the Board when the Advisor determines current market prices are not readily available. As approved by the Board, these techniques may change from time to time as determined by the Funds in their sole discretion.

In an effort to discourage abusive trading practices and minimize harm to a Fund and its shareholders, the Funds reserve the right, in their sole discretion, to reject any purchase order, in whole or in part, for any reason (including, without limitation, purchases by persons whose trading activity in Fund shares is believed by the Advisor to be harmful to the Funds) and without prior notice.  The Funds may decide to restrict purchase and sale activity in its shares based on various factors, including whether frequent purchase and sale activity will disrupt portfolio management strategies and adversely affect a Fund’s performance.  Although these efforts are designed to discourage abusive trading practices, these tools cannot eliminate the possibility that such activity will occur.  The Funds seek to exercise their judgment in implementing these tools to the best of its ability in a manner that it believes is consistent with shareholder interests.  Except as noted in the Prospectus, the Funds apply all restrictions uniformly in all applicable cases.

Due to the complexity and subjectivity involved in identifying abusive trading activity and the volume of shareholder transactions the Funds handle, there can be no assurance that the Funds’ efforts will identify all trades or trading practices that may be considered abusive.  In particular, since the Funds receive purchase and sale orders through Financial Intermediaries that use group or omnibus accounts, the Funds cannot always detect frequent trading.  However, the Funds will work with Financial Intermediaries as necessary to discourage shareholders from engaging in abusive trading practices and to impose restrictions on excessive trades. In this regard, the Funds have entered into information sharing agreements with Financial Intermediaries pursuant to which these intermediaries are required to provide to the Funds, at the Funds’ request, certain information relating to their customers investing in the Funds through non-disclosed or omnibus accounts.  The Funds will use this information to attempt to identify abusive trading practices.  Financial Intermediaries are contractually required to follow any instructions from the Funds to restrict or prohibit future purchases from shareholders that are found to have engaged in abusive trading in violation of the Funds’ policies.  However, the Funds cannot guarantee the accuracy of the information provided to them from Financial Intermediaries and cannot ensure that they will always be able to detect abusive trading practices that occur through non-disclosed and omnibus accounts.  As a consequence, the Funds’ ability to monitor and discourage abusive trading practices in omnibus accounts may be limited.

Class A Shares

Service Fees and/or Other Third Party Fees

The Advisor may pay amounts from its own assets to selling or servicing agents of the Funds, including without limitation, Stephens Inc., for distribution-related activities or other services they provide.  These amounts, which are in addition to any sales charges, distribution (12b-1) and shareholder servicing fees paid by the Funds, may be fixed dollar amounts or a percentage of sales or both, and may be up-front or ongoing payments or both.  Agents may agree to provide a variety of marketing related services or access-advantages to the Funds, including, for example, presenting a Fund on “preferred” or “select” lists, in return for the payments.  Selling or servicing agents, in turn, may pay some or all of these amounts to their employees who recommend or sell Fund shares or allocate or invest client assets among different investment options.

In addition, the Advisor may pay amounts from its own assets for services provided and costs incurred by third parties of a type that would typically be provided or incurred directly by the Transfer Agent.  The Funds also may pay amounts to third party intermediaries, including selling and servicing agents, for providing these types of services or incurring these types of costs.

These and other payments, and the difference between payments made with respect to the Funds and those made with respect to other mutual funds available through the agent, may give rise to conflicts of interest between the agent and its clients.  You should be aware of these potential conflicts of interest and discuss these matters with your selling or servicing agent.

Distributions and Taxes

Dividends and Distributions

The Funds will make distributions of dividends and capital gains, if any, at least annually, typically in December.  A Fund may make an additional payment of dividends or distributions if it deems it desirable at another time during any year.

All distributions will be reinvested in Fund shares unless you choose one of the following options:

(1) receive dividends in cash, while reinvesting capital gain distributions in additional Fund shares; or (2) receive all distributions in cash.

If you wish to change your distribution option, write to the Transfer Agent in advance of the payment date of the distribution.

If an investor elects to receive distributions in cash and the U.S. Postal Service cannot deliver your check, or if a check remains uncashed for six months, the Funds reserve the right to reinvest the distribution check in the shareholder’s account at the Fund’s then current NAV and to reinvest all subsequent distributions.  Distributions made by each Fund will be taxable to shareholders whether received in additional shares or in cash.

Tax Consequences

Each Fund has elected and intends to continue to qualify to be taxed as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As regulated investment companies, the Funds will not be subject to federal income tax if they distribute their income as required by the tax law and satisfy certain other requirements that are described in the SAI.

The Funds intend to make distributions of dividends and capital gains.  Dividends are taxable to shareholders as ordinary income or, under current law, qualified dividend income.  The rate you pay on capital gain distributions will depend on how long the Fund held the securities that generated the gains,

Class A Shares

not on how long you owned your Fund shares.  There is no requirement that the Fund take into consideration any tax implications when implementing its investment strategy.  You will be taxed in the same manner whether you receive your dividends and capital gain distributions in cash or reinvest them in additional Fund shares.  Shareholders should note that the Fund may make taxable distributions of income and capital gains even when share values have declined.

By law, the Funds must withhold as backup withholding a percentage of your taxable distributions and redemption proceeds if you do not provide your correct social security or taxpayer identification number and certify that you are not subject to backup withholding, or if the IRS instructs a Fund to do so.

If you sell your Fund shares, it is considered a taxable event for you.  Depending on the purchase price and the sale price of the shares you sell, and any other adjustments to your tax basis for your shares, you may have a gain or a loss on the transaction.  You are responsible for any tax liabilities generated by your transaction.

As required by U.S. Treasury Regulations governing tax practice, you are hereby advised that any written tax advice contained herein was not written or intended to be used (and cannot be used) by any taxpayer for the purpose of avoiding penalties that may be imposed under the Internal Revenue Code.  The advice was prepared for the Funds.  Any person reviewing this discussion should seek advice based on such person’s particular circumstances from an independent tax advisor.  Additional information concerning the taxation of the Funds and their shareholders is contained in the SAI.

Class A Shares

Index Descriptions

The Standard & Poor’s 500 (“S&P 500®”) Index is an unmanaged index generally representative of the market for the stocks of large-sized U.S. companies.

The Russell 2000® Growth Index measures the performance of those Russell 2000® Index companies with higher price-to-book ratios and higher forecasted growth values, which includes the 2,000 smallest companies by market capitalization within the Russell 3000® Index.

The Russell Midcap® Growth Index is an unmanaged index that measures the performance of the 800 smallest companies in the Russell 1000® Index, which represents approximately 30 percent of the total market capitalization of the Russell 1000® Index.

An investor cannot invest directly in an index.

Class A Shares

Financial Highlights

The following tables show the Funds’ financial performance for the periods shown.  Certain information reflects financial results for a single Fund share.  “Total return” shows how much your investment in a Fund would have increased or decreased during each period, assuming you had reinvested all dividends and distributions.  This information was audited by Tait, Weller and Baker LLP, the Funds’ Independent Registered Public Accounting Firm.  Their report and the Funds’ financial statements are included in the Funds’ most recent Annual Report to shareholders.

Stephens Funds®
Financial Highlights For a capital share outstanding throughout the periods

Stephens Small Cap Growth Fund

CLASS A	Year Ended November 30,				Period Ended
	2010	2009	2008	2007	November 30, 2006(1)

Net asset value, beginning of year/period	$9.09	$6.90	$12.03	$10.55	$10.00

INCOME FROM INVESTMENT OPERATIONS:
Net investment loss	(0.11)#	(0.09)	(0.13)	(0.16)	(0.11)
Net realized and unrealized gain (loss) on investments	2.66	2.28	(5.00)	1.64	0.65
Total from investment operations	2.55	2.19	(5.13)	1.48	0.54

LESS DISTRIBUTIONS
From net investment income	–	–	–	–	–
From net realized gain	–	–	–	–	–
Total distributions	–	–	–	–	–
Paid-in capital from redemption fees	0.00*	0.00*	0.00*	0.00*	0.01
Net asset value, end of year/period	$11.64	$9.09	$6.90	$12.03	$10.55
Total return without sales charge	28.05%	31.74%	(42.64)%	14.03%	5.50%^
Total return with sales charge	21.38%	24.86%	(45.67)%	8.09%	0.00%^

RATIOS/SUPPLEMENTAL DATA
Net assets, end of year/period (millions)	$45.9	$22.1	$19.8	$39.0	$42.7

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and expenses absorbed	1.60%	1.91%	1.69%	1.68%	1.62%+
After fees waived and expenses absorbed	1.35%	1.50%	1.50%	1.50%	1.46%+

RATIO OF NET INVESTMENT LOSS TO AVERAGE NET ASSETS
Before fees waived and expenses absorbed	(1.33)%	(1.59)%	(1.36)%	(1.36)%	(1.25)%+
After fees waived and expenses absorbed	(1.08)%	(1.18)%	(1.17)%	(1.18)%	(1.09)%+
Portfolio turnover rate	66%	35%	43%	51%	70%^

(1)	Fund commenced operations on December 1, 2005.
#	Calculated using the average shares outstanding method.
*	Amount less than $0.01.
^	Not annualized.
+	Annualized.

Class A Shares

Stephens Funds®
Financial Highlights For a capital share outstanding throughout the periods

Stephens Mid Cap Growth Fund

CLASS A	Year Ended November 30,				Period Ended
	2010	2009	2008	2007	November 30, 2006(1)

Net asset value, beginning of year/period	$8.74	$6.53	$12.22	$9.80	$10.00

INCOME FROM INVESTMENT OPERATIONS
Net investment loss	(0.10)#	(0.07)	(0.11)	(0.10)	(0.07)
Net realized and unrealized gain (loss) on investments	2.62	2.28	(5.58)	2.52	(0.13)
Total from investment operations	2.52	2.21	(5.69)	2.42	(0.20)

LESS DISTRIBUTIONS
From net investment income	–	–	–	–	–
From net realized gain	–	–	–	–	–
Total distributions	–	–	–	–	–
Paid-in capital from redemption fees	0.00*	0.00*	0.00*	0.00*	0.00*
Net asset value, end of year/period	$11.26	$8.74	$6.53	$12.22	$9.80
Total return without sales charge	28.83%	33.84%	(46.56)%	24.69%	(2.00)%^
Total return with sales charge	22.13%	26.85%	(49.38)%	18.18%	(7.11)%^

RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year/period (millions)	$15.1	$9.6	$7.7	$13.8	$10.6

RATIO OF EXPENSES TO AVERAGE NET ASSETS
Before fees waived and expenses absorbed	2.52%	3.32%	2.42%	3.14%	3.24%+
After fees waived and expenses absorbed	1.50%	1.50%	1.50%	1.50%	1.50%+

RATIO OF NET INVESTMENT LOSS TO AVERAGE NET ASSETS
Before fees waived and expenses absorbed	(2.06)%	(2.75)%	(1.97)%	(2.65)%	(2.71)%+
After fees waived and expenses absorbed	(1.04)%	(0.93)%	(1.05)%	(1.01)%	(0.97)%+
Portfolio turnover rate	20%	29%	32%	52%	29%^

(1)	Fund commenced operations on February 1, 2006.
#	Calculated using the average shares outstanding method.
*	Amount less than $0.01.
^	Not annualized.
+	Annualized.

Class A Shares

PRIVACY NOTICE

The Funds collect non-public personal information about you from the following sources:

●	Information we receive about you on applications or other forms;
●	Information you give us orally; and/or
●	Information about your transactions with us or others.

We do not disclose any non-public personal information about our shareholders or former shareholders without the shareholder’s authorization, except as permitted by law or in response to inquiries from governmental authorities. We may share information with affiliated parties and unaffiliated third parties with whom we have contracts for servicing the Funds. We will provide unaffiliated third parties with only the information necessary to carry out their assigned responsibility.  All shareholder records will be disposed of in accordance with applicable law. We maintain physical, electronic and procedural safeguards to protect your non-public personal information and require third parties to treat your non-public personal information with the same high degree of confidentiality.

In the event that you hold shares of a Fund through a financial intermediary, including, but not limited to, a broker-dealer, bank or trust company, the privacy policy of your financial intermediary would govern how your non-public personal information would be shared with unaffiliated third parties.

Stephens Funds®

www.stephensfunds.com

(866) 735-7464

Investment Advisor
Stephens Investment Management Group, LLC
111 Center Street
Little Rock, AR 72201

Custodian
U.S. Bank N.A.
1555 N. River Center Drive, Suite 302
Milwaukee, Wisconsin 53212

Transfer Agent
U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin 53201-0701
(866) 735-7464

Distributor
Quasar Distributors, LLC
615 East Michigan Street
Milwaukee, Wisconsin 53202

	Ticker	CUSIP
Stephens Small Cap Growth Fund – Class A	STSGX	742935422
Stephens Mid Cap Growth Fund – Class A	STMGX	742935414

Stephens Small Cap Growth Fund
Stephens Mid Cap Growth Fund
Class A Shares

You can find more information about the Funds in the following documents:

Statement of Additional Information (“SAI”)
The Funds’ SAI provides additional details about the investments and techniques of the Funds and certain other additional information.  A current SAI is on file with the SEC and is incorporated by reference into this Prospectus.  It is legally considered a part of this Prospectus.

Annual and Semi-Annual Reports
Additional information about the Funds’ investments is available in the Funds’ Annual and Semi-Annual Reports to shareholders. In the Funds’ Annual Report you will find a discussion of the market conditions and investment strategies that affected a Fund’s performance during its last fiscal year.

You can obtain a free copy of these documents, request other information, or make general inquiries about the Funds by contacting the Funds at:

Stephens Funds®
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, WI 53201-0701
(866) 735-7464
www.stephensfunds.com

You can review and copy information, including the Funds’ reports and SAI, at the Public Reference Room of the SEC 100 F Street, N.E. Washington, D.C. 20549-1520.  You can obtain information on the operation of the Public Reference Room by calling (202) 551-8090.  Shareholder reports and other information about the Funds are also available:

●	Free of charge on the Funds’ website at www.stephensfunds.com; or
●	Free of charge from the SEC’s EDGAR database on the SEC’s website at http://www.sec.gov; or
●	For a fee, by writing to the Public Reference Section of the SEC, Washington, D.C. 20549-1520; or
●	For a fee, by email request to: publicinfo@sec.gov.

(The Trust’s SEC Investment Company Act file number is 811-05037)